Exhibit 5.3

May 28, 2014

Global Ship Lease, Inc.
Trust Company Complex
Ajeltake Road	Norton Rose Fulbright LLP
Ajeltake Island	3 More London Riverside
Majuro	London SE1 2AQ
Marshall Islands	United Kingdom
MH96960
	Tel	+44 20 7283 6000
	Fax	+44 20 7283 6500
DX 85 London
nortonrosefulbright.com

Direct line +44 20 7444 3471

Email Giles.Brand@nortonrosefulbright.com

Your reference	Our reference
GHB/LN71617

Dear Sirs

Registration of debt securities under the Securities Act of 1933, as amended, of the United States of America by Global Ship Lease, Inc. pursuant to a Registration Statement on Form F-3 filed on May 28, 2014 (the Registration Statement)

At your request, our opinion in relation to Global Ship Lease Services Limited is attached.

Yours faithfully

/s/ Norton Rose Fulbright LLP

Norton Rose Fulbright LLP

Norton Rose Fulbright LLP is a limited liability partnership registered in England and Wales with number OC328697, and is authorised and regulated by the Solicitors Regulation Authority. A list of its members and of the other partners is available at its registered office, 3 More London Riverside, London SE1 2AQ; reference to a partner is to a member or to an employee or consultant with equivalent standing and qualification employed or engaged by Norton Rose Fulbright LLP or any of its affiliates.

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Global Ship Lease, Inc. May 28, 2014

1	Background

1.1	This opinion is given in relation to the English law aspects of a transaction (the Transaction) by which:

(a)	Global Ship Lease, Inc. (GSL) and a number of its subsidiaries (including the English Company (as defined in paragraph 1.3 below)) will enter into a senior securities indenture with, amongst others, the guarantors and the trustees to be named therein (the Senior Indenture) in substantially the form attached as Exhibit Number 4.7 to the Registration Statement;

(b)	the English Company (as so defined) and certain other companies will grant guarantees in connection with GSL’s obligations under the Senior Indenture;

(c)	GSL and a number of its subsidiaries (including the English Company (as so defined) will enter into a subordinated securities indenture with, amongst others, the guarantors and the trustees to be named therein (the Subordinated Indenture) in substantially the form attached as Exhibit Number 4.8 to the Registration Statement; and

(d)	the English Company (as so defined) and certain other companies will grant guarantees in connection with GSL’s obligations under the Subordinated Indenture.

(the Senior Indenture and the Subordinated Indenture being hereinafter referred to as the Operative Documents).

1.2	We have acted as English legal advisers to GSL and the English Company (as so defined) in relation to the Transaction.

1.3	The Company which is incorporated in England (the English Company) is listed in Schedule1 .

1.4	We have examined certified copies of the documents relating to the Transaction described in part 1 of Schedule 2 (the Background Documents).

1.5	We have undertaken the searches and enquiries in relation to the English Company described in part 2 of Schedule 2 (the Searches).

1.6	For the purpose of giving this opinion, we have examined no other documents and have undertaken no other searches or enquiries.

1.7	Our opinions are given in part 2. Part 3 explains their scope, part 4 describes the assumptions on which they are made and part 5 contains the qualifications to which they are subject.

Global Ship Lease, Inc. May 28, 2014

2	Opinions

Based on, and subject to, the other provisions of this opinion, we are of the following opinions:

Status of the English Company

2.1	The English Company is duly incorporated, and is validly existing, in England.

2.2	The Searches do not reveal that the English Company is in liquidation, administration, receivership or administrative receivership or that a winding-up petition has been presented against the English Company.

Execution of the Operative Documents by the English Company

2.3	The English Company has the capacity to execute each Operative Document to which it is expressed to be a party and to perform the obligations it is expressed to assume under it.

2.4	The English Company has taken all necessary corporate action to authorise it to execute each Operative Document to which it is expressed to be a party and to perform the obligations it is expressed to assume under it.

Global Ship Lease, Inc. May 28, 2014

3	Scope

3.1	This opinion and any non-contractual obligations connected with it are governed by English law and are subject to the exclusive jurisdiction of the English courts.

3.2	This opinion is given only in relation to English law as it is understood at the date of this opinion. We have no duty to keep you informed of subsequent developments which might affect this opinion.

3.3	If a question arises in relation to a cross-border transaction, it may not be the English courts which decide that question and English law may not be used to settle it.

3.4	We express no opinion on, and have taken no account of, the laws of any jurisdiction other than England. In particular, we express no opinion on the effect of the Operative Documents.

3.5	We express no opinion on matters of fact.

3.6	Our opinion is limited to the matters expressly stated in part 2, and it is not to be extended by implication. In particular, we express no opinion on the accuracy of the assumptions contained in part 4. Each statement which has the effect of limiting our opinion is independent of any other such statement and is not to be impliedly restricted by it. Paragraph headings are to be ignored when construing this opinion.

3.7	We consent to the use of this opinion as Exhibit 5.3 to the Registration Statement and to the reference to us under the caption “Legal Matters” in the prospectus contained in the Registration Statement. However, in giving such consent, we do not admit that we are acting within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, of the United States of America or in the rules or regulations of the U.S. Securities and Exchange Commission thereunder.

Global Ship Lease, Inc. May 28, 2014

4	Assumptions

This opinion is based on the following assumptions:

Status of the English Company

4.1	The information provided by the Searches is complete, accurate and up-to-date.

Execution of the Operative Documents by the English Company

4.2	The Background Documents are complete, accurate and up-to-date.

4.3	The resolutions of the English Company set out in the written resolution described in part 1 of Schedule 2 were duly passed by the directors in good faith and in the interests of the English Company and are in full force and effect without modification.

4.4	To the extent that the ability of the English Company or of its directors to enter into the Operative Documents or perform the Transaction requires the determination of a matter of fact (such as whether a borrowing limit in the English Company’s articles of association will be exceeded), that requirement will be complied with.

4.5	No insolvency proceedings (which includes those relating to bankruptcy, liquidation, administration, administrative receivership and reorganisation) are in force, or have been commenced, in relation to the English Company in any jurisdiction.

Other facts

4.6	There are no other facts relevant to this opinion that do not appear from the documents and Searches referred to in part 1.

Other laws

4.7	No law of any jurisdiction other than England has any bearing on the opinion contained in part 2.

Global Ship Lease, Inc. May 28, 2014

5	Qualifications

This opinion is subject to the qualification that the Searches are not conclusive about the status of the English Company. For instance, Companies House and the High Court are reliant on third parties to provide them with information; and there will be a time-lag between the occurrence of an event (such as liquidation) and its notification to, and subsequent appearance at, Companies House. In addition, the Searches do not indicate whether insolvency proceedings have begun in another jurisdiction.

Global Ship Lease, Inc. May 28, 2014

Schedule 1

The English Company

Name	Registered number
Global Ship Lease Services Limited	06285694

Global Ship Lease, Inc. May 28, 2014

Schedule 2

Part 1: The Background Documents

1	A copy of the English Company’s certificate of incorporation and articles of association, certified by one of its directors.

2	A copy of the written resolution of the directors of the English Company dated 14 May 2014, certified by one of its directors.

Part 2: The Searches

3	A search in respect of the English Company at Companies House using its database (Companies House Direct) on 28 May 2014.

4	An enquiry in respect of the English Company at the central registry of winding-up petitions at the High Court on 28 May 2014.